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                                                                   Exhibit 10.56

                             Authorization Agreement

        Beijing Enterprise Network Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC with a legal address at Room 826, Huizhong Building, No.1 Shangdi No. 7 Street, Haidian District, Beijing, hereby irrevocably authorizes Mr. Wang Qindai to exercise the following powers and rights during the term of this Authorization Agreement:

        Beijing Enterprise Network Technology Co., Ltd. hereby authorizes Mr. Wang Qindai to exercise on behalf of Beijing Enterprise Network Technology Co., Ltd. at the shareholders' meetings of Beijing WVAS Solutions Ltd. (the "Company") the full voting rights as the shareholder of the Company as have been given to Beijing Enterprise Network Technology Co., Ltd. by law and under the Articles of Association of the Company, including but not limited to, the voting rights regarding the sale or transfer of any or all of the shares of the Company held by Beijing Enterprise Network Technology Co., Ltd. and acting as authorized representative of Beijing Enterprise Network Technology Co., Ltd. on the shareholders' meeting of the Company to designate and appoint the directors of the Company.

        Such authorization and designation is based upon the condition that Mr. Wang Qindai is acting as the general manager of Hurray! Times Communications (Beijing) Ltd. and Hurray! Times Communications (Beijing) Ltd. agrees to such authorization and designation. Once Mr. Wang Qindai no longer holds the position of the general manager of Hurray! Times Communications (Beijing) Ltd., such authorization as granted to him by Beijing Enterprise Network Technology Co., Ltd. hereunder shall be automatically terminated. Then Beijing Enterprise Network Technology Co., Ltd. shall designate/authorize the Chinese successor of the position of the general manager of Hurray! Times Communications (Beijing) Ltd. to exercise the full voting rights on behalf of Beijing Enterprise Network Technology Co., Ltd. at the shareholders' meetings of the Company.

        The term of this Authorization Agreement is 10 years commencing from the execution date of this Authorization Agreement unless the early termination of the Operating Agreement jointly executed by the Company, Hurray! Times Communications (Beijing) Ltd., Beijing Enterprise Network Technology Co., Ltd., Wang Xiaoping and Sun Hao by any reason. This Authorization Agreement is executed in Chinese.

                             By: /s/ Seal affixed
                                 -----------------------------------------------
                                 Beijing Enterprise Network Technology Co., Ltd. October 1, 2004